Exhibit 4.8

TRUST AGREEMENT

OF

SUSQUEHANNA CAPITAL IV

This TRUST AGREEMENT is made as of March 3, 2010 (this “Trust Agreement”), by and among Susquehanna Bancshares, Inc., a Pennsylvania corporation (including any successors or assigns, the “Depositor”), BNY Mellon Trust of Delaware, a Delaware banking corporation, as Delaware trustee (the “Delaware Trustee”), and Drew K. Hostetter, an individual, and Michael P. Squierdo, an individual, each of whose address is c/o Susquehanna Bancshares, Inc. (each, an “Administrative Trustee” and collectively the “Administrative Trustees”) (the Delaware Trustee and the Administrative Trustees, collectively, the “Trustees”). The Depositor and the Trustees hereby agree as follows:

1. The trust created hereby shall be known as “Susquehanna Capital IV” (the “Trust”), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Statutory Trust Act”) and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

3. An amended and restated Trust Agreement satisfactory to each party to it and substantially in the form to be included as an exhibit to the Registration Statement (as herein defined), or in such other form as the parties thereto may approve, will be entered into to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to and as defined therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

4. The Depositor, as the depositor of the Trust, is hereby authorized (i) to file with the Securities and Exchange Commission (the “Commission”) and to execute on behalf of the Trust (a) a Registration Statement on Form S-3 (the “Registration Statement”), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the Capital Securities, (b) any preliminary prospectus or prospectus or supplement thereto relating to the

Capital Securities required to be filed pursuant to the 1933 Act and (c) if required, a registration statement on Form 8-A or other appropriate form (the “Form 8-A”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or other exchange, or the National Association of Securities Dealers (“NASD”), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on the New York Stock Exchange or such other exchange, or the NASD’s Nasdaq National Market; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or “Blue Sky” laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform on behalf of the Trust an underwriting agreement with the Depositor and the underwriter or underwriters of the Capital Securities and (v) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or Blue Sky laws. In connection with all of the foregoing, the Trustees, solely in their capacities as trustees of the Trust, and the Depositor hereby constitute and appoint Drew K. Hostetter and Michael P. Squierdo, and each of them, as his, her or its, as the case may be, true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Depositor or in the Depositor’s name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the Registration Statement and, if required, the Form 8-A and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her respective substitute or substitutes, shall do or cause to be done by virtue hereof.

5. This Trust Agreement may be executed in one or more counterparts.

6. The number of trustees of the Trust initially shall be three and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days’ prior notice to the Depositor.

7. The Depositor hereby agrees, to the fullest extent permitted by applicable law, to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, the “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (with regard to conflict of laws principles).

9. The Trust may be dissolved and terminated before the issuance of any Capital Securities or Common Securities of the Trust at the election of the Depositor.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

SUSQUEHANNA BANCSHARES, INC.,
as Depositor

By:	/s/ Drew K. Hostetter
Name:	Drew K. Hostetter
Title:	Executive Vice President, Treasurer and Chief Financial Officer

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By:	/s/ Kristin K. Gullo
Name:	Kristin K. Gullo
Title:	Vice President

/s/ Drew Hostetter
Drew K. Hostetter as Administrative Trustee

/s/ Michael P. Squierdo
Michael P. Squierdo as Administrative Trustee